Exhibit d (vi) under Form N-1A
                                             Exhibit 10 under Item 601/Reg.S-K

EXHIBIT A



      To Custodian Agreement dated as of July 13, 2001, between Bankers Trust Company and Federated Index Trust.


                              LIST OF PORTFOLIOS


      The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Custodian Agreement.

                        Federated Large Cap Index Fund
                         Federated Max-Cap Index Fund
                         Federated Mid-Cap Index Fund
                        Federated Mini-Cap Index Fund









Dated as of:      , 2002            FEDERATED INDEX TRUST
              ----


                                    By:
                                       ---------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President


                                    BANKERS TRUST COMPANY


                                    By:
                                        --------------------------
                                    Name:
                                    Title:



                                  EXHIBIT D



      To Custodian Agreement dated as of July 13, 2001, between Bankers Trust Company and Federated Index Trust.


Domestic Custody Fees

      SAFEKEEPING CHARGES

            Country            Assets Under     Annual
                                 Custody         Asset Fee
            United States        All Assets      0.25 Basis Point


      TRANSACTION CHARGES

            Transaction Type*           Cost per Transaction
            DTC ID Affirmed                    $6
            DTC Manual / Non ID                $8
            Federal Book Entry                 $10
            PTC                                $10
            Physicals                          $25
            Maturities (Depository)            $10
            Maturities (Physical)              $20
            P&I Payments (Book Entry)          $3
            P&I Payments (Physical)            $10
            Fed Wires (from Custody account)   $10
            Fed Wires Received                 $8
            Free Receives and Delivers         $10
            Futures Transactions               $20
            Options Open /Close Position       $20
            SHE (Shares Held Elsewhere) Trades $20


      NOTES
            o Domestic Securities accounts utilize actual settlement and are subject to the guidelines indicated in the Bankers Trust Policies and Standards manual.

            o Out-of-pocket expenses are borne by the client. Out-of-pocket expenses include but are not necessarily limited to: stamp charges, duties, application and/or registration fees incurred outside of the United States, the cost of building and/or setting up an interface with your (i) investment managers, or (ii) other vendors, as well as postage and legal fees. These charges are passed on at cost.

o This fee schedule does not include the costs of any cash accounts or services which Federated may determine it requires. These and any other unanticipated services will be quoted separately.

o The Federated Large Cap Index Fund is not subject to this fee schedule. Fees have been separately arranged between the Federated Large Cap Index Fund and Deutsche Asset Management, Inc.

This Exhibit D shall be amended upon delivery by the Custodian of a new Exhibit D to the Customer and acceptance thereof by the Customer and shall be effective as of the date of acceptance by the Customer or a date agreed upon between the Custodian and the Customer.


Dated as of:        , 2002          FEDERATED INDEX TRUST
              ------



                                    By:
                                       ---------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President


                                    BANKERS TRUST COMPANY


                                    By:
                                        --------------------------
                                    Name:
                                    Title: